Agreement for the Acquisition of the Assets of

S.C. Fightersoft Multimedia SRL and Global Satellite Broadcasting Corporation by Digicurve, Inc.

This agreement (the "Agreement"), dated 19 August 2007, contains the terms and conditions upon which Digicurve, Inc. a Nevada corporation (hereinafter referred to as either "Digicurve" or "Buyer" respectively), is proposing to acquire certain assets of S.C. Fightersoft Multimedia SRL, a Romanian corporation, (hereinafter referred to either as "Fightersoft" or "Seller" respectively) and Global Satellite Broadcasting Corporation, a Thailand corporation (hereinafter referenced as "GSBC").

1. Sale of Assets Owned by S.C. Fightersoft Multimedia SRL

1.1 The Assets to be transferred and sold by S.C. Fightersoft Multimedia SRL include patents and certain software (the "Fightersoft Assets") and represent some but not all of the assets of Fightersoft. The Fightersoft Assets are specifically defined and attached as Exhibits A (patents) and B (software) (which is attached to this Agreement, incorporated into this Agreement by reference and made a part hereto). The Fightersoft Assets conveyed by means of this Agreement will include all replacements and additions thereto between the date of this Agreement and the "Closing Date" (the date on which the transactions contemplated are consummated). Seller agrees that it shall convey the shares representing the Fightersoft Assets to Buyer free and clear of all liens, encumbrances and debts of any kind.

1.2 For general category reference purposes only, the rights underlying the Fightersoft Assets may or may not include the following:

(a)    Tangible personal property (such as machinery, equipment, inventories of materials and supplies, goods or works in process and finished goods, and furniture);

(b)    Intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights there under, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

(c)    Leases, subleases and rights thereunder;

(d)    Accounts, notes and other receivables;

(e)    Claims, deposits, prepayments, refunds, cause of action, rights of recovery, rights of set off and rights of recoupment;

(f)    Books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials, tangible and intangible personal property disposed of or consumed in the ordinary course of business from the date of this Agreement until the Closing Date.

1.3. Purchase Price. The purchase price received for the Fightersoft Assets (the "Purchase Price") shall be paid in Buyer's common stock in the amount of forty million (40,000,000) shares. The shares will be issued pursuant to a list of shareholders of S.C. Fightersoft Multimedia SRL ("Fightersoft Shareholders") provided by S.C. Fightersoft Multimedia SRL to Buyer at closing ("Fightersoft Shareholder List").

2. Sale and Purchase of Assets of GSBC.

2.1 Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase and GSBC agrees to sell, convey, transfer, assign and deliver, and cause to be sold, conveyed, transferred, assigned and delivered to the Buyer on the Closing Date (as defined below), against the receipt by the Seller of the consideration specified in Clause 2.3 hereof, all of the assets transferred or to be transferred to the Seller prior to the Closing Date (as defined below), as well as those assets of Wallflower Global, Ltd, a New Zealand limited corporation ("Wallflower") (the interest of GSBC in the assets of Fightersoft and Wallflower are collectively referred to as the "GSBC Assets"). Exhibit C is specifically incorporated into this Agreement by reference and made a part hereof. The GSBC Assets conveyed by means of this Agreement will include all replacements and additions thereto, as informed by the Seller and agreed by the Buyer, in writing, between the date of this Agreement and the Closing Date (as defined below).

2.2 For general category reference purposes only, the rights underlying the GSBC Assets shall include the following, unless otherwise agreed in writing by the Buyer prior to the Closing Date:

(a) Tangible personal property (such as machinery, equipment, inventories of materials and supplies, goods or work in process and finished goods, and furniture);

(b) Leases, subleases and rights thereunder;

(c) Accounts, notes and other receivables;

(d) Claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment;

(e) Books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials, tangible and intangible personal property disposed of or consumed in the ordinary course of business from the date of this Agreement until the Closing Date.

(f) Intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights there under, remedies against infringements thereof, and rights to protection interests therein under the laws of all jurisdictions;

2.3 Purchase Price. The aggregate consideration to be paid by the Buyer for the GSBC Assets shall be the Buyer's common stock in the total amount of twenty-four million six hundred and ninety five thousand eight hundred (24,695,800) shares to be issued pursuant to a list of shareholders of GSBC ("GSBC Shareholder List") provided by GSBC to Buyer at closing. The parties agree that Wallflower will receive a payment from the Buyer in the amount two million five hundred thousand (2,500,000) shares of common stock and two million five hundred thousand dollars ($2,500,000) (U.S.), to be paid at the earlier of the closing of funding by the Buyer in the minimum amount of $3,000,000, or twelve (12) months from the date of this Agreement.

2.4 Shares Held in Escrow. All shares issued to the GSBC Shareholder List will be held in escrow by GSBC and subsequently distributed to the shareholders of GSBC as set forth in the GSBC Shareholder List. The shares will be distributed by an officer of Buyer according to terms provided by GSBC.

2.5 Share Capital. The Buyer currently has 105,750,000 shares of common stock issued and outstanding. On or before the Closing Date, the Buyer agrees to reduce the number of issued and outstanding shares of common stock to sixty million (60,000,000) shares, including the shares that will be issued pursuant to Section 2.3 above. The number of shares of common stock issued and outstanding prior to the issuance of those shares set forth in Sections 1.3 and 2.3 shall be thirty-two million eight hundred ninety-seven thousand five hundred (32,897,500) shares.

3. Name Change. Immediately after Closing, or as soon thereafter as is reasonably possible, Buyer agrees to undertake to change the name of the corporation from Digicurve, Inc. to Fightersoft Multimedia Corporation. Seller understands that such a name change will require shareholder approval, and that while Buyer will make all reasonable efforts to receive shareholder approval, Buyer can not guarantee that the shareholders of Buyer will agree to a name change.

4. Closing Date. Subject to the satisfaction or waiver of the conditions contained in this Agreement, the Closing will take place at (a) the offices of Seller at 10:00 a.m. local time, on (i) the 5th business day after the execution of this agreement or (ii) the second business day after which all of the conditions to closing have been met, or (b) at such place and at such time as Buyer and Seller may agree. In addition to any other conditions specifically contained in this Agreement, unless waived by Buyer, the obligation of Buyer to effect the transactions contemplated hereby is subject to Seller having performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and, unless waived by Seller, the obligation of Seller to effect the transactions contemplated hereby, including without limitation declaration of ownership obtained at the sole cost and expense of Seller.

5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows with both the Buyer and the Seller agreeing that the Seller's obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date:

Buyer is a corporation duly organized, validly existing and in good standing in the State of Nevada and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Buyer's Agreement") and to consummate the transactions contemplated hereby and thereby.

Buyer's execution, delivery and performance of Buyer's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Seller's Agreements (as hereinafter defined) by Seller, will constitute the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditor's rights or equitable principles generally.

The execution, delivery and performance of Buyer's Agreements by Buyer does not require the consent of a governmental entity or any third party not affiliated with Buyer.

Buyer represents and warrants that the shares of Buyer's Common Stock issued pursuant to the Purchase Price are restricted securities under the Securities Act of 1933, as amended and are subject to substantial restrictions upon transfer. The certificates for shares of Common Stock will bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPONO THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT.

The Buyer is a fully reporting company under the Securities Act of 1933, is current in filings, and subject to the reporting requirement of the Securities and Exchange Commission ("Commission") pursuant to Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Shares issued to existing shareholders of the Buyer may not be restricted, but the Buyer makes no representation as to whether there will be restrictions on transfer on any such shares.

6. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows, and Buyer and Seller agree that Buyer's obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date:

(a) Seller is a privately held Romanian company and has all necessary power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Seller's Agreements"), to conduct its business and operations as presently conducted and to consummate the transactions contemplated hereby and thereby. Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Seller, including, if necessary, all appropriate stockholder action, to authorize it to carry out this Agreement and such other agreements and instruments and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and constitutes, and such other agreements and instruments when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller and will be enforceable in accordance with their respective terms.

(b) Except as otherwise provided in Exhibit A, neither the execution and delivery nor the performance of this Agreement will (i) violate any provision of law, or any judgment, writ, injunction, decree or order of any court or other governmental authority relating to Seller, or (ii) violate any will, deed, mortgage, instrument, indenture, agreement, contract, other commitment or restriction to which Seller is a party or by which it is bound, or (iii) be in conflict with, or result in or constitute a breach or default (or any occurrence which by lapse of time and/or giving of notice would constitute a breach of default), on the part of Seller, under any such will, deed, mortgage, instrument, indenture, agreement, contract, other commitment or restriction, or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Assets. The business of Seller has been conducted by Seller in accordance with all applicable laws, governmental regulations and judicial and administrative decisions, including without limiting the generality of the foregoing, laws, regulation and decisions concerning the employment of labor and environmental matters, the failure to comply with which would have a material adverse effect on Purchaser's ability to carry on the Seller's Business as now being conducted. All licenses or permits issuable by any governmental authority which are necessary for the operation of the business of Seller have been obtained and are currently in full force and effect. All such licenses and permits are freely transferable to Purchaser without the consent of the issuing authority. There is (and has not been within the past years) no claim, litigation, action, suit or proceeding, administrative or judicial, pending or threatened against or affecting Seller, or involving any of the Assets, at law or in equity or before any foreign, federal, state, local or other governmental authority, including, without limitation, any claim, proceeding, or litigation for the purpose of enjoining or preventing the consummation of this Agreement, or the transactions contemplated hereby, or otherwise claiming this Agreement, or any of the transactions contemplated hereby or the consummation thereof, is illegal or otherwise improper, nor to Seller's knowledge is there any basis upon which any such claim, litigation, action, suit or proceeding could be brought or initiated. Seller is not (and has not been within the past three years) subject to or in default under any judgment, order, writ, injunction or decree of any court or any governmental authority, and no replevins, attachments, or executions have been issued or are now in force against Seller. No petition in bankruptcy or receivership has ever been filed by or against Seller. Seller is not in default under any express or implied contract, agreement, lease or other arrangement, oral or written, to which Seller is a party. No consent, authorization, license, permit, order, certificate or approval which has not heretofore been obtained is required by any person, corporation, partnership, estate, trust, governmental agency or other person or entity not a party to this Agreement to the transactions contemplated by this Agreement. Seller has not received any notice from any court or governmental agency of any violation or alleged violation of any applicable laws, ordinances, regulations, rules, decrees, awards or orders enacted or entered by any federal, state or local governmental authority or court. Seller now has, and by virtue of the deliveries made at the Closing, Purchaser will obtain good and marketable title to the Assets, free and clear of all liens, encumbrances, charges and equities of any nature whatsoever. Neither the business of Seller as conducted prior to the Closing nor the ownership or sale by Seller of any of the Assets were, are or will be in contravention of any patent, trademark, copyright or franchise agreements, licensing agreements, or other proprietary right of any third party or was, is or will be dependent for no-contravention upon the acquiescence, agreement or consent of any such third party.

(c) Neither this Agreement, nor any Exhibit, schedule, certificate, instrument or other document furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. There is no fact which materially adversely affects or, may materially adversely affect the business or condition (financial or otherwise) of the Seller or any of its properties or the Assets which has not been set forth herein, or in any Exhibit, or Schedule, certificate or other document furnished or to be furnished to Purchaser prior to the Closing Date pursuant hereto.

(d) The foregoing representations and warranties set forth in this Section 8 shall be deemed renewed by Seller at the Closing as if made at such time and shall survive for a period of two (2) years after the Closing Date.

(e) Seller has complied and is in compliance with all Environmental Laws (as hereinafter defined).

(f) Seller has no liability under any Environmental law, nor is Seller responsible (including, but not limited to, by contract or by operation of law) for any liability of any other person under any Environmental Law. There are no pending or threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, and Seller, nor any officer, director or shareholder thereof has directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices pursuant to Environmental Laws or otherwise arising out of or relating in any way to Hazardous Materials (as hereinafter defined).

(g) No authorization, notification, recording, filing, consent, waiting period, remediation, investigation, or approval is required under any Environmental Law in order to consummate the transaction contemplated hereby.

(i) "Environmental Laws" means any laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act) and decrees, relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health or safety, natural resources, or the environment.

(ii) "Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are defined as "pollutants," contaminants," "hazardous wastes", "hazardous substances", "solid wastes", or other similar designations in, or otherwise listed or subject to regulation under, any Environmental Laws; (ii) which contain PCBs, asbestos, asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iii) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment.

(h) No representation or warranty made by Seller and contained in this Agreement contains any untrue statement of fact or omits any fact required to make any statement contained herein not misleading. Seller is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true, correct and complete on the date of any such event or occurrence as if the foregoing representations were made on the date of any such event or occurrence.

(i) Taxes. Seller represents that it has:

(i) filed all applicable tax returns (as hereinafter defined) required to be filed;

(ii) paid or accrued all taxes (as hereinafter defined) shown to be due on such tax returns or which are otherwise due and payable; and

(iii) paid or accrued all taxes for which a notice of assessment or collection has been received.

(j) As used in this Agreement,

(i) "Code" means the Internal Revenue Code of 1986, as amended.

(ii) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person, as a transferee or successor, under Treas. Reg. Section 1.1502-6 or analogous provision of law or otherwise; and

(iii) "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim or refund, amended return or declaration of estimated Tax.

Neither the Internal Revenue Service nor any other taxing authority has asserted in writing any claim for Taxes, or to the knowledge of Seller, is threatening to assert any claims for Taxes, against Seller. Seller has withheld or collected and paid over to the appropriate governmental entities (or is properly holding for such payment) all Taxes required by law to be withheld or collected. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of Seller. Seller has not made an election under Section 34(f) of the Code. There are no liens for Taxes upon the Assets of Seller (other than liens for Taxes that are not yet due).

(k) Seller:

(i) has no liability under Treasury Regulation Section 1.1502-6 or analogous state, local or foreign law provision, or

(ii) is not a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature with any entity that remains in effect. No claim has been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction. Seller is not the subject of any currently ongoing audit or examination with respect to Taxes, nor, to the knowledge of Seller, has any such audit been threatened or proposed, by any taxing authority.

(l) Seller does not currently have any employees and as such is not liable for any costs of employee compensation or benefits relating to the business of Seller, including any taxes and related contributions, vacations and sick pay or any group medical, dental or death benefits for expenses regardless of when incurred or arising. There are no bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, favorable determination letters from the Internal Revenue Service pursuant to any pension plan qualified under Section 401(a) of the Code, employment or severance contracts, medical, dental, disability, health and life insurance plans and other employee benefit and fringe benefit plans or other contracts maintained or contributed to by Seller for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, or pursuant to which Seller may have any liability that are contracts with, or plans maintained primarily for the benefit of, individuals employed or rendering services in the United States and are not multi-employer plans within the meaning of Section 4001(a)(3) of ERISA (as defined in (o)(iii)) (collectively (whether or not material), the "Seller Compensation and Benefit Plans"). The execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Seller Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officers and directors of Seller.

7. Covenant of Buyer. Buyer hereby covenants to Seller that it shall not take any action which is materially inconsistent with its obligations under this Agreement that it shall notify Seller of any litigation or administrative proceeding pending or, to Buyer's knowledge, threatened against Buyer that challenges the transactions contemplated hereby. Buyer agrees that the compliance with this covenant in all material respects shall be a condition to Seller's obligations hereunder.

8. Certain Seller Covenants. Seller hereby makes the following covenants to Buyer, the compliance with which in all respects shall be a condition to Buyer's obligations hereunder:

Seller shall conduct and operate its business in the ordinary and prudent course of business consistent with past practices, shall not sell, lease or dispose of any Asset to be conveyed by means of a Share Exchange hereunder and shall preserve the business of the customers, suppliers and others having business relations with Seller's business;

Seller shall operate its business in all respects in accordance with all laws, regulations and rules applicable to such business;

Seller shall not take any action that would cause any representation or warranty contained herein to become false or invalid, and Seller shall notify Buyer of any change in any of Seller's representations and warranties contained herein; provided, however, that such notice shall not operate to cure any breach of such representations or warranties;

Seller shall not take any action which is inconsistent with Seller's obligations under this Agreement; and

Seller shall notify Buyer of any litigation or administrative proceeding or investigation pending or, to Seller's knowledge, threatened, which challenges the transactions contemplated hereby.

9. Certain Conditions to Buyer's Obligation. Buyer and Seller agree that Buyer's obligations hereunder are specifically conditioned upon the prior occurrence or satisfaction of the following:

(a) Buyer shall have completed to Buyer's satisfaction its business, financial and legal due diligence investigation of Seller;

(b) All instruments of conveyance and transfer and other documents delivered by Seller to Buyer to effect the sale, transfer and conveyance of the Shares representing the Assets to Buyer shall be satisfactory in form and substance to Buyer and its counsel;

(c) Buyer shall have received evidence satisfactory to it and its counsel of the consent, approval or authorization of each governmental and regulatory authority whose consent, approval or authorization shall be required in order to permit the consummation of the transactions contemplated hereby, and such consent, approval or authorization shall be in a form and substance satisfactory to Buyer and its counsel;

(e) No litigation or administrative proceeding or investigation (whether formal or informal) shall be pending or, to Seller's knowledge, threatened which challenges the transactions contemplated hereby;

(f) Buyer shall receive a certificate of a duly authorized officer of Seller to the effect that, as of the Closing Date, the representations and warranties of Seller set forth herein are true and correct to the reasonable belief of the Seller and that the Seller has performed or complied with all of its covenants and agreements contained herein;

(g) Buyer shall have received a certified copy of the resolutions of Seller's board of directors and shareholders authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

(h) Buyer's board of directors shall have authorized the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

10. Cooperation. Buyer and Seller agree to cooperate fully with one another in taking any actions necessary or helpful to accomplish the transactions contemplated hereby, including actions to obtain consents required by any third party; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any of its affiliates.

11. Bulk Sales. Buyer and Seller agree to waive compliance with all "bulk sales" or similar laws that may be applicable to the transactions contemplated hereby.

12. Confidentiality; Publicity. Buyer and Seller shall each keep confidentiality all information obtained by it with respect to the other in connection with this Agreement, will use such information solely in connection with the transaction contemplated hereby, and shall return all such information to the other party if such transactions are not consummated for any reason. Neither party will issue a press release, make any disclosure or any other announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Once the agreement is completed the Buyer will make a public news release as to the transaction.

13. Costs and Expenses. Seller shall pay all costs incurred in connection with the audit of Seller's finances. Except as provided herein or as otherwise expressly set forth in this Agreement, Buyer and Seller agree that each party shall be solely responsible for all costs and expenses incurred by it in connection with the consummation of the transactions contemplated hereby; provided however, that all transfer, sales or use taxes or similar charges resulting from the transfer of the Shares representing the Assets contemplated hereby shall be borne by Seller; provide further, that if Seller breaches this Agreement and Buyer terminates this Agreement in accordance with Paragraph 17(a), Seller shall pay costs and expenses incurred by Buyer, including the fees and expenses incurred by Buyer's professional advisors with respect to the matters contemplated by this Agreement. In the event of a dispute between the parties in connection with this Agreement or the transactions contemplated hereby, each of the parties hereto agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

14. Indemnification.

(a) From and after the Closing Date, Seller agrees to indemnify and hold Buyer and its affiliates harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Buyer or Buyer's affiliates as a result of or arising out of (i) the breach by Seller of any of its representations and warranties contained in this Agreement, (ii) the failure by Seller to perform or comply with all of its covenants and agreements set forth in this Agreement, and (iii) the Excluded Liabilities. (iv) Buyer shall not be liable under this Paragraph 17 with respect to any claim by Seller against Buyer for indemnification payable under this Paragraph 17 unless a written claim for indemnification is given by Seller to Buyer with respect thereto on or before the third anniversary of the Closing Date.

(b) The indemnified party shall make no settlement, compromise, admission or acknowledgement that would give rise to liability on the part of the indemnifying party without the prior written consent of the indemnifying party.

(c) The representations, warranties, covenants and agreements of Seller contained herein shall survive the Closing in full force and effect for a period of three (3) years from the Closing Date; provided, however, that Seller's representation and warranties set forth in subsections (n) and (o) of Paragraph 9 shall survive the Closing in full force and effect until such time as the applicable statute of limitations has expired; provided, further, that Seller's representations and warranties set forth in subsections (a), (b) and (c) of Paragraph 9 shall survive the closing in full force and effect without limitation as to duration.

(d) The representations, warranties, covenants and agreements of Buyer contained herein shall survive the Closing in full force and effect for a period of three (3) years from the Closing Date.

15. Termination. This Agreement may be terminated at any time prior to closing as follows:

by written notice of Buyer to Seller or Seller to Buyer if the other materially breaches any of its representations or warranties or defaults in the performance of its covenants or agreements contained herein and such breach or default shall not be cured within five (5) days after the date notice of such breach or default is served by the party seeking to terminate this Agreement;

by written notice of Buyer to Seller or Seller to Buyer if there shall be in effect any judgment, decree or order that would prevent or make unlawful the Closing of the transactions contemplated by this Agreement;

by written notice of Buyer to Seller, or by Seller to Buyer if the Closing shall not have been consummated on or before the date which is 60 days from the date hereof;

by written notice of Buyer to Seller or Seller to Buyer at any time prior to the Closing, if the Buyer or the Seller is not satisfied, in its sole discretion, with either of its respective businesses and/or the legal due diligence investigations undertaken by either the Seller or the Buyer;

16. Specific Performance. Buyer and Seller recognize that if Seller refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement.

17. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other parties hereto, except for any assignment to an affiliate of Buyer in which case Buyer shall remain fully obligated under this Agreement.

18. Amendment. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

19. Governing Law. This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of Nevada.

20. Notice. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given: (a) if transmitted by facsimile, upon acknowledgement of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver or other communication relates at the following addresses:

If to Seller, to:       Sorin Mihail Pigulea
                            37 Masina de Paine Str. bl2, ap24, s2
                            Bucharest, Romania, 021125
                            Telephone: +4 0729779999

                    If to Buyer, to:     James B. Parsons
                                                Parsons/Burnett, LLP
                                                2070 Skyline Tower
                                                10900 NE 4th St.
                                                Bellevue, Washington 98004
                                                Telephone (425) 451-8036
                                                Fax (425) 451-8568
                                                E-mail: jparsons@pblaw.biz

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

Severability. Buyer and Seller agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

Entire Agreement. This Agreement and the exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

No Liability. Seller agrees that no stockholder, director or officer of Buyer or its affiliates shall have any personal or individual liability for the obligations of Buyer under this Agreement or any other agreement entered into in connection with this Agreement.

Commissions. Neither Buyer nor Seller nor any person acting on behalf of Buyer or Seller has agreed to pay any commission or finder's fee in connection with this Agreement.

Further Actions. After the Closing Date, Seller shall execute and deliver such other certificates, agreements, conveyances and other documents, and take such other action, as may be reasonably requested by Buyer in order to transfer and assign to, and vest in, Buyer the Shares representing the Assets pursuant to the terms of this Agreement.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

DATED THIS19th DAY OF AUGUST 2007

S.C. Fightersoft Multimedia SRL,
a Romanian corporation

        By:/s/ Andrei Paul Iftimie

                    Andrei Paul Iftimie C.E.O

By:/s/ Rasvan Orlando Matei

Razvan Orlando Matei, C.T.O

By:/s/ Adrian Ustinescu

Adrian Ustinescu, Associated Partner

By:/s/ Sorin Mihail Pigulea

Sorin Mihail Pigulea, Associated Partner

Digicurve, Inc., a Nevada Corporation ("Buyer")

By:/s/ Stephen Burke

Stephen Burke, President and Director

                                                                                Global Satellite Broadcasting Corporation, a Thailand corporation ("Seller")

                                                                                By:

___________, Chief Executive Officer